Exhibit 99.3
FINANCIAL GUIDANCE SUMMARY
2007 Financial Guidance
(in millions, except per share amounts)

	Year Ended
	December 31, 2007
	Range
Revenue	$336.0	$352.0

Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”) (a)	77.0	84.0

Adjusted EBITDA per diluted common share	$1.28	$1.40

Interest, taxes, depreciation, amortization and other non-cash items (b)
Interest income	10.0	10.5
Depreciation and amortization	(31.5)	(30.5)
Non-cash advertising	(5.5)	(5.0)
Non-cash stock-based compensation	(24.0)	(23.0)
Income tax provision	(5.0)	(7.0)

Net income	$21.0	$29.0

Net income per common share:
Basic	$0.37	$0.51

Diluted	$0.35	$0.48

Weighted-average shares outstanding used in computing net income per common share:
Basic	57.0	57.0
Diluted	60.0	60.0

(a)	See Annex A — Explanation of Non-GAAP Financial Measures

(b)	Reconciliation of Adjusted EBITDA to net income

Supplementary 2007 Quarterly Guidance
(in millions, except percentages and per share amounts)

	Quarter Ended		Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2007		June 30, 2007		September 30, 2007		December 31, 2007
	Range		Range		Range		Range
Revenue	$69.0	$71.0	$76.0	$78.0	$89.0	$94.0	$102.0	$109.0

Net income (loss)	(3.8)	(2.0)	2.5	3.7	7.7	9.3	14.6	18.0
% of revenue	-5.5%	-2.8%	3.3%	4.7%	8.7%	9.9%	14.3%	16.5%

Net income (loss) per common share:
Basic	$(0.07)	$(0.04)	$0.04	$0.06	$0.14	$0.16	$0.26	$0.32
Diluted	$(0.06)	$(0.03)	$0.04	$0.06	$0.13	$0.16	$0.24	$0.30

Weighted-average shares outstanding used in computing net income (loss) per common share:
Basic	57.0	57.0	57.0	57.0	57.0	57.0	57.0	57.0
Diluted	60.0	60.0	60.0	60.0	60.0	60.0	60.0	60.0

% of revenue
Earnings before interest, taxes, depreciation, amortization and other non-cash items (“Adjusted EBITDA”)(a)	14.5%	16.0%	18.5%	19.0%	23.5%	24.5%	31.0%	32.0%

Stock-based compensation expense	-8.3%	-7.7%	-7.9%	-7.4%	-7.9%	-7.1%	-5.2%	-4.6%

Non-cash advertising	-3.3%	-2.8%	0.0%	0.0%	0.0%	0.0%	-3.1%	-2.8%

Interest, taxes, depreciation and amortization	-8.4%	-8.3%	-7.3%	-6.8%	-7.0%	-7.5%	-8.4%	-8.1%

Net income (loss)	-5.5%	-2.8%	3.3%	4.7%	8.7%	9.9%	14.3%	16.5%

(a)	See Annex A — Explanation of Non-GAAP Financial Measures